EXHIBIT 1.7

                              SIXTH AMENDMENT TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

      This SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 2, 1999 (this "AMENDMENT") is made among WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation ("Holdings"), WEIDER NUTRITION GROUP, INC., a Utah corporation ("NUTRITION"), WNG HOLDINGS (INTERNATIONAL) LTD., a Nevada corporation ("INTERNATIONAL"; Holdings, Nutrition and International, individually, each an "OBLIGOR" and, collectively, "OBLIGORS"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, for itself, as Lender, and as Agent for Lenders (in such capacity, "AGENT"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                                   RECITALS

      A. Agent, Lenders and Obligors are party to that certain Third Amended and Restated Credit Agreement dated as of May 6, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

      B. On and subject to the terms and conditions hereof, Obligors have requested, and Agent and Lenders are willing to grant, certain amendments, consents and waivers under the Credit Agreement.

      C. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

      1. WAIVER AND CONSENT. Subject to the conditions and effectiveness of this Amendment, Agent and Lenders hereby (a) consent to the Foreign Fiscal Year Change and waive the Event of Default arising solely by virtue thereof and (b) waive the Event of Default arising solely by virtue of the non-occurrence of the Restructuring by December 31, 1998.

      2. AMENDMENT. Subject to the conditions and effectiveness of this Amendment, the Credit Agreement is hereby amended as follows:

            (a) The following Section 5.13 is inserted into the Credit Agreement immediately after Section 5.12 contained therein:

               " 5.13 RESTRUCTURING. Obligors shall have consummated the Restructuring on or prior to March 15, 1999 (the "Consummation Date") and no Default or Event of Default shall have occurred and be continuing as of the Consummation Date or result after giving effect to the consummation of
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               the Restructuring. Obligors shall have provided to Agent (a)
               reasonably prior to the Consummation Date, all material documents relating to the Restructuring ("Material Documents"), in final or substantially final form, as applicable, (b) on or prior to the Consummation Date, all documents requested by Agent in connection with the Restructuring to be executed and delivered pursuant to the Loan Documents, (c) within five days after the Consummation Date, all Material Documents in final executed form (all of which, unless otherwise consented to by Agent, shall be in substantially the form previously delivered to Agent), certified by Holdings' Secretary as being true, accurate and complete and constituting all Material Documents, and (d) upon receipt by Obligors, copies of all documents filed with governmental authorities in connection with the Restructuring."

            (b) The text "or Subsidiary thereof" is deleted from clause (ii) of
      Section 6.6 of the Credit Agreement and the text "incurred for the benefit of any Obligor" is inserted into clause (iv) of Section 6.6 of the Credit Agreement immediately after the reference to "Guaranteed Indebtedness" contained therein.

            (c) The following text is inserted into clause (ii) of Section 6.7 of the Credit
      Agreement as the final text thereof:

            "and Liens on property or assets of Haleko securing Indebtedness of Haleko permitted under clause (ix) of Section 6.3"

            (d) The text ", SECTION 5.13" is inserted into Section 8.1(c) of the Credit Agreement immediately after the reference to " SECTION 1.7"contained therein.

            (e) The following defined terms are inserted into Annex A of the Credit Agreement in alphabetical order among the defined terms contained therein:

            " "FOREIGN FISCAL YEAR CHANGE" shall mean the change, effective as of the sixth Fiscal Month of Fiscal Year 1999, in the fiscal year of each foreign Subsidiary of any Obligor from (a) a period of twelve
            (12) consecutive months ending on May 31 of any calendar year to (b) a period of twelve (12) consecutive months ending on April 30 of any calendar year.

                        "RESTRUCTURING" shall mean (a) the (i) dissolution of
            Weider Nutrition Group Limited, a corporation organized under the laws of the United Kingdom ("WNGL"), or (ii) merger of WNGL into a wholly-owned Subsidiary of International ("A-SUB") with such Subsidiary remaining as the survivor of such merger, (b) the formation by Weider Nutrition (WNI) Limited, a corporation organized under the laws of the United Kingdom ("WNL"), of a direct wholly-owned Subsidiary organized under the laws of


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            the Netherlands ("B-SUB") and (c) the transfer to B-Sub of all of the issued and outstanding Stock of each direct Subsidiary of WNGL (or A-Sub, as the case may be) and WNL."

            (f) The text "(at all times during which Revolving Credit Advances may be made)" is inserted into clause (a) of Annex B of the Credit Agreement immediately after the reference to "utilized" contained therein.

            (g) The text "(whether or not Revolving Credit Advances are then permitted to be made)" is inserted into clause (b) of Annex B of the Credit Agreement immediately after the reference to "Revolving Credit Advance " contained therein.

            (h) The following paragraph (j) is inserted into Annex E of the Credit Agreement as the final paragraph thereof:

            " (j) Notwithstanding the foregoing (i) monthly Financial Statements delivered pursuant to this ANNEX E for the sixth Fiscal Month of Fiscal Year 1999 shall not include financial information for any foreign Subsidiary of any Obligor, (ii) commencing with the seventh Fiscal Month of Fiscal Year 1999, each set of monthly Financial Statement delivered pursuant to this ANNEX E shall include, for each foreign Subsidiary of any Obligor, financial information for such Subsidiary relating to the immediately preceding Fiscal Month, (iii) quarterly Financial Statements delivered pursuant to this ANNEX E for the second Fiscal Quarter of Fiscal Year 1999 shall not include, for any foreign Subsidiary of any Obligor, financial information relating to the third Fiscal Month of such Fiscal Quarter, (iv) commencing with the third Fiscal Quarter of Fiscal Year 1999, each set of quarterly Financial Statement delivered pursuant to this ANNEX E shall include, for each foreign Subsidiary of any Obligor, financial information for such Subsidiary relating to the three Fiscal Month period commencing with the Fiscal Month immediately preceding the first Fiscal Month to which such quarterly Financial Statements relate, (v) annual Financial Statements delivered pursuant to this ANNEX E for Fiscal Year 1999 shall not include, for any foreign Subsidiary of any Obligor, financial information relating to the last Fiscal Month of Fiscal Year 1999 and (vi) commencing with Fiscal Year 2000, each set of annual Financial Statement delivered pursuant to this ANNEX E shall include, for each foreign Subsidiary of any Obligor, financial information for such Subsidiary relating to the twelve Fiscal Month period commencing with the Fiscal Month immediately preceding the first Fiscal Month to which such annual Financial Statements relate, all of the foregoing to the extent arising solely by virtue of the Foreign Fiscal Year Change and only to the extent expressly permitted in accordance with GAAP."


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      3. REPRESENTATIONS AND WARRANTIES. As of the "Effective Date" (as
hereinafter defined), Obligors hereby jointly and severally represent and warrant to Agent and Lenders as follows:

            (a) After giving effect to this Amendment and the transactions contemplated hereby (i) no Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of Obligors contained in the Loan Documents shall be true, accurate and complete in all respects on and as of the Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

            (b) The execution, delivery and performance, as the case may be, by each Obligor of this Amendment and the other documents and transactions contemplated hereby are within each Obligor's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approval) of each Obligor, have received all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law applicable to any Obligor, the certificate or articles of incorporation or bylaws of any Obligor, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon any Obligor.

            (c) This Amendment, the Credit Agreement and each other Loan Document is the legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its respective terms.

      4. CONDITIONS PRECEDENT. This Amendment shall become effective on the date first set forth above (the "EFFECTIVE DATE"), PROVIDED that as of the Effective Date each of the following items shall have been received by Agent or satisfied, as the case may be, all in form and substance satisfactory to Agent:

            (a) AMENDMENT. This Amendment, duly executed by each Obligor, Agent and
      Requisite Lenders.

            (b) NO DEFAULT. After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

            (c) WARRANTIES AND REPRESENTATIONS. After giving effect to this Amendment and the transactions contemplated hereby, the warranties and representations of each Obligor contained in this Amendment shall be true and correct in all respects.

      5. EFFECT ON LOAN DOCUMENTS. This Amendment is limited to the specific purpose for which it is granted and, except as specifically set forth above (a) shall not be construed as a consent, waiver or other modification with respect to any term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.


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      6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding on and shall inure to the benefit of Obligors, Agent, Lenders and their respective successors and assigns; PROVIDED that no Obligor may assign its rights, obligations, duties or other interests hereunder without the prior written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Obligors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

      7. ENTIRE AGREEMENT. This Amendment, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

      8. FEES AND EXPENSES. Obligors shall pay to Agent on demand all fees, costs and expenses owing by Obligors pursuant to Section 11.3 of the Credit Agreement, including those incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

      9. INCORPORATION OF CREDIT AGREEMENT. The provisions contained in Sections
11.9 and 11.14 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety with respect to this Amendment.

      10. ACKNOWLEDGMENT. Each Obligor hereby represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "CLAIMS"), which any Obligor may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "LENDER RELEASED PARTIES"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Obligor hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Obligor may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Obligor further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

      11. CAPTIONS. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.


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      12. SEVERABILITY. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

      13. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                           [signature pages follow]


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      IN WITNESS WHEREOF, this Sixth Amendment to Third Amended and Restated
Credit Agreement has been duly executed and delivered as of the day and year first above written.

                              WEIDER NUTRITION INTERNATIONAL, INC.
                              WEIDER NUTRITION GROUP, INC.
                              WNG HOLDINGS (INTERNATIONAL) LTD.

                              For each of the foregoing:


                              By:  _______________________________

                              Title:  ______________________________

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                                as Agent and Lender

                              By: _______________________________

                              Title:  Duly Authorized Signatory

                              FIRST UNION NATIONAL BANK, successor by merger to Corestates Bank, N.A.

                              By: _______________________________

                              Title:______________________________

                              LASALLE NATIONAL BANK

                              By: _______________________________

                              Title:______________________________

                              THE BANK OF NOVA SCOTIA

                              By: _______________________________

                              Title:______________________________
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                              BANK AUSTRIA CREDITANSTALT CORPORATE
                                  FINANCE, INC.

                              By: _______________________________

                              Title:______________________________

                              By: _______________________________

                              Title:______________________________

                              DRESDNER BANK AG, NEW YORK BRANCH
                              AND GRAND CAYMAN BRANCH

                              By: _______________________________

                              Title:______________________________

                              By: _______________________________

                              Title:______________________________

                              ZIONS FIRST NATIONAL BANK

                              By: _______________________________

                              Title:______________________________